Exhibit 99.11

FORM OF

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

OF GNB FINANCIAL SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints [            ] and [            ], or either of them, with full power of substitution as attorneys and proxies, to represent and vote all of the shares of GNB Financial Services, Inc.’s (“GNBF”) common stock held of record by the undersigned at the close of business on                     , 2021, at the Special Meeting of Shareholders to be held on [                    ], 2021, at [            ].m. local time via live webcast at [            ], and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and joint proxy statement/prospectus dated [                    ], 2021, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to virtually attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to virtually attend the meeting, by providing written notification to the Secretary of GNBF and virtually voting at the meeting.

Proposals –

1. To approve and adopt the Agreement and Plan of Merger (the “merger agreement”), by and among LINKBANCORP, Inc., or LINK, LINKBANK, a Pennsylvania-chartered bank and wholly-owned subsidiary of LINK, GNB Financial Services, Inc., or GNB, and The Gratz Bank, or Gratz Bank, a Pennsylvania-chartered bank and wholly owned subsidiary of GNB, dated as of December 10, 2020, pursuant to which (i) GNB will merge with and into LINK, with LINK as the surviving entity, and (ii) LINKBANK will merge with and into Gratz Bank, with Gratz Bank as the surviving entity.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

Dated: , 2021	Signature of Shareholder

Signature of Shareholder

This proxy must be dated, signed by the shareholder(s), and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.